UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [_]

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[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
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     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                            TALK VISUAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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

Dear Shareholder:

Quietly slipping past us, a full year has gone by since I had the pleasure to address you at the Annual Meeting of 1999. I'd like to take this opportunity to provide an overview of the company's progress, and offer some insight into the future plans for growth.

This past year has seen significant progress in your company's development. As a result of the previous year's major organizational event - the merger of Videocall International with Legacy Software, and its transformation into Talk Visual Corporation - we moved your company's focus from educational software development to the new and exciting field of e-commerce-enabled international videocalling and telecommunications. Last year's successful merger created a singular and powerful force in the marketplace, and ensured your company's position as a leading international e-commerce provider of videocalling and related telecommunications services

Retail operations are growing at a good rate, with indications that pagers and videotelephones (and their related videocall services) will be warmly welcomed by businesses and consumers, with a substantial take up in the ethnic (or "expatriate") consumer markets - as the directors prophesied two years ago.

The company has established several many retail locations in both North America and in countries overseas. Equally important, partnership sites within the Sprint, Mivnet, Regus and other physical and virtual networks are now directly accessible to your company's growing global presence. As a measure of this, it's interesting to note that in the fall of 1998 your company employed fewer than ten members, while today it boasts a worldwide team of about 100 dedicated and motivated employees. Capital funding and other cash investments made into the corporation to date exceed $10,000,000.

As retail operations expand, revenues from telecommunication services and products will grow significantly. Projections for sales in the year 2000 are still well on course for about $18,200,000 and for the year 2001 expect to be around $46,500,000. The company also acquired real estate asses including The Internet Plaza, in Sacramento CA, with the property valuation at over $11 million, and a Toronto Commercial property valued at $2 million in US dollars.

The Company's total assets went from $2.5 million in December 1998, to over $15.6 million in December 1999 and holds steady today.

The retail shopping center property, Internet Plaza in Sacramento, has been dramatically improved and boasts an occupancy rate over 90%. Monthly revenues have increased from $65,000 to over $100,000, and we are within a hand's breadth of a new and far more favorable mortgage financing.

On the technical front, your Company's in-house R&D continues to break down barriers in every aspect of videocalling. Recently, together with our industry partner RADVision of Israel, Talk Visual became the world's first company to offer ISDN to IP bridging. This year, your Company will continue to develop public and private Internet facilities, interworked with global ISDN capability and rapidly growing global IP bandwidth, to provide commercially viable visual communications to the world's business and consumer markets.

This past year, your Company forged strategic relationships with many mid-sized and some major corporations, positioning itself for a well-measured rollout of its products and services in North and South America. We hired key employees in vital strategic areas, bringing aboard a wealth of enthusiastic, young talent to assist in your Company's energetic growth.

Despite recent downturns in the technology sector of the stock markets, we believe that your Company's future is promising, and well assured. More acquisitions, more growth, and a commitment to vibrant new technologies will provide, we believe, an ever-increasing shareholder value. Our confidence is paralleled by our thoughtful administration, and appropriately seasoned with candor and disclosure. All of us, at all levels of your Company, are confident that we can and will achieve significant success in our endeavors.

We believe that the 3rd and 4th quarters of 2000 will see an ever-increasing growth in revenues, as well as the continuing expansion of the international arena of new locations.

In addressing you all now, I wish to take this opportunity to thank Directors and Officers, as well as our entire staff and all the employees of your growing Company, in North America, South America, Canada, Europe and the Middle East, for the hard work, dedication and remarkable endurance they have demonstrated during this strenuous period of growth. We are fortunate indeed to have them. We also thank their families for the flexibility they've shown in allowing staff and employees to dedicate long and arduous hours, frequently "above and beyond the call of duty." For this generosity we thank you, and thank G-d for making it possible.

Lastly, I personally thank you all - shareholders, investors, supporters, news media, stockbrokers, market makers, investment bankers and strategic partners - for your continued support. I look forward to addressing you again soon.

Yours truly



/s/  Michael Zwebner
---------------------
Michael Zwebner

                             TALK VISUAL CORPORATION

                                 -------------

                    Notice of Annual Meeting of Stockholders
                            to be held July 27, 2000

                                 -------------

                                                               Miami, Florida
                                                               July 13, 2000

To the Holders of Common Stock
 of TALK VISUAL CORPORATION

         The Annual Meeting of the Stockholders of TALK VISUAL CORPORATION will be held at 3550 Biscayne Blvd, Suite 704, Miami, Florida, on Thursday, July 27, 2000 at 10:00 A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect directors of the Company for the ensuing year.

         2. To approve an amendment to the Company's 1995 Stock Option/Stock Issuance Plan to increase the number of shares of common stock of the Company available for issuance by an additional 3,500,000.

         3. To approve the re-appointment of Mayer Rispler & Company, P.C. to serve as the Company's independent auditors for the Company's fiscal year ending December 31, 2000.

         4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

         The close of business on June 29, 2000 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

                                 By Order of the Board of Directors,

                                 /s/ Clinton H. Snyder
                                 ----------------------------
                                     Clinton H. Snyder, Secretary

         You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                 PROXY STATEMENT

         This Proxy Statement, which will be mailed commencing on or about July 13, 2000 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Talk Visual Corporation (the "Company") for use at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held on July 27, 2000, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 3550 Biscayne Blvd, Suite 704, Miami, Florida 33137.

         Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

         At the close of business on June 29, 2000, the record date stated in the accompanying Notice, the Company had outstanding 50,638,244 shares of common stock, $.001 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting.

         Directors are elected by plurality vote. Adoption of proposals II and III will require the affirmative vote of a majority of the shares of Common Stock present and voting thereon at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his Proxy to vote the Proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a Proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

                            I. ELECTION OF DIRECTORS

         Six directors will be elected at the Annual Meeting of Stockholders to be held on July 27, 2000, each to serve until the 2001 Annual Meeting of Stockholders and until a successor shall have been chosen and qualified. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the nominees listed in the following table, unless otherwise instructed in such Proxy. All of such nominees are presently serving as directors. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that the nominees named will be unable or will decline to serve.

         Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

Name and Certain Biographical Information
-----------------------------------------

         MICHAEL CUZNER-CHARLES, age 46, has been a Director of the Company since September 1998. Mr. Cuzner-Charles currently serves as CEO and is a Director with the internet based firm Tango-Zebra. He formerly served as a director of Regal Brook Ltd. in Berkshire (UK), since 1995. He was finance director of Kingston Coatings, Courtaulds Plc from 1976 to 1979, and became a Director of the CJ Phoenix Group (Jewelers in Paris, London and Birmingham) in 1979 until 1982. For the international management consulting firm of Grant Thornton, Mr. Cuzner-Charles was senior manager from 1982 to 1984, and became senior manager of Corporate Finance for Touche Ross from 1984-1992. From 1992-1995 Mr. Cuzner-Charles served as a director of MBS Plc, a computer distribution company, and was Chief Executive Officer of Trade Intermediary Group Plc. He is a Fellow of the Institute of Chartered Accountants in England and Wales.

         DAVID B. HURWITZ, age 37, has been a Director of the Company since November 6, 1998. Mr. Hurwitz is the President and Chief Executive Officer of Capsule Communications, Inc. (formerly US WATS, Inc.). A senior executive and business development professional, Mr. Hurwitz has proven ability to build entrepreneurial-based businesses through strategic alliances, teaming relationships, creating cohesive organizational structures, and the professional development of their human resources. Mr. Hurwitz has over 14 years experience in the telecommunications industry, encompassing business development, general management, and strategic sales and marketing initiatives. Prior to joining Commonwealth Long Distance/RCN as Vice President of Sales & Marketing, where Mr. Hurwitz led a sales force of greater than 140 representatives and was a key element in the development and management of corporate sales and marketing strategies, Mr. Hurwitz was involved in several successful entrepreneurial start-up ventures, funded by Petrocelli Industries of NYC. As Executive Vice President & Chief Operating Officer of Internet Communications Services, Inc., Mr. Hurwitz was responsible for the development and operation of a prepaid "debit" long distance calling card service and validation processing service bureau, and as General Manager of FiberNet, Mr. Hurwitz was responsible for overseeing the sale and marketing of services associated with FiberNet's Upstate, and New York Metropolitan Area Networks. Mr. Hurwitz spearheaded the development of business relationships with the country's largest long distance carriers, and was responsible for product and service development, rate structures and operating policies and procedures. Prior to developing the business plan and negotiating funding for Internet, Mr. Hurwitz participated in the due diligence and sale of FiberNet's Upstate, and Metropolitan New York Area markets to MFS. Mr. Hurwitz graduated with a BA in English and History from Hobart College in 1985. He completed Master's level course work in Telecommunications Management in 1988 and 1989 at the State University of Albany. While affiliated with Rochester Tel. Telecommunications Group, a division of Rochester Telephone (now Frontier) from 1985 until February of 1992, Mr. Hurwitz held numerous positions including: Account Executive, Regional Sales Manager and Director of the Mid-Atlantic and Central Regions.

         EUGENE ROSOV, age 52, has been a Director of the Company since September 1998. He has served as Director, President and Chief Executive Officer of Videocall International Corporation, a Florida corporation ("Videocall"), since June 1998. In 1967, Mr. Rosov started a national music educational and touring company, and in 1978 started the international chamber music association, Chamber Music America. Mr. Rosov served as acting Director of Marketing for the nation's largest public radio station, WNYC, from 1979 to 1980. In 1980 he was founder, president and CEO of Water Test Corporation, a national drinking water testing laboratory acquired by Household International in 1987. From 1988 to 1995 he was founder, president, CEO and Chairman of Innovative Telecom Corporation, the Nashua, New Hampshire telecommunications systems integrator and provider to five (of six) Regional Bell operating companies of prepaid telephone card technologies and customer service operations. From 1995 to 1998, Mr. Rosov acted as a consultant to various telecom companies. Mr. Rosov graduated from Harvard College in 1971 with a BA in General Studies.

         ALEXANDER H. WALKER, JR., age 74, has been a Director of the Company since September 1998. He has served as Director of Videocall since July 1998. Mr. Walker is the Chairman of the Board of the Nevada Agency and Trust Company in Reno, Nevada, a licensed and registered Trust Company and Transfer Agent in business since 1903. This firm serves as transfer agent for the stock of the company. Mr. Walker maintains a private practice as an Attorney in Utah.

         MICHAEL ZWEBNER, age 47, has been a Director of the Company since September 1998. He is the founder and has served as Chairman of Videocall since February 1998. Mr. Zwebner has recently been appointed to the Board of The Entertainment Internet, Inc. Mr. Zwebner is also the president of International Catalyst, Ventures, Inc. (Canada). From 1974 to 1986, Mr. Zwebner founded and ran a travel and tourism company as well as a charter airline, specializing in the areas of air charter travel, wholesale ticketing and general business and tourist travel. From 1986 to 1990, Mr. Zwebner owned and operated several real estate companies as well as managed a chain of five family restaurants and related catering services in England. From 1991 to 1997 Mr. Zwebner founded and served as Vice-President of Cardcall International Holdings Inc. (USA) and Operating Manager of Cardcall (UK) Ltd. Mr. Zwebner coordinated corporate finance activities for Cardcall. In February of 1997, Mr. Zwebner negotiated and secured the sale/merger of the Cardcall Group to DCI Telecommunications Inc., a publicly-held entity based in Connecticut, USA, and was subsequently instrumental in the multi-million dollar sale of the UK distribution contract to SmarTalk Teleservices Inc. In addition, in February of 1988, Mr. Zwebner negotiated the creation of a multi-million dollar joint venture between Cardcaller Canada Inc. with Datawave Systems Inc. of Vancouver, Canada.

         CLINTON HAROLD SNYDER, age 45, has been a Director of the Company since June, 2000. From 1975 to 1982 he served as auditor and business consultant with the public accounting firm of Stegman & Associates. From 1982 to 1985 he served as Finance Officer for a multi-national construction products and real estate development firm in Baltimore, Md. From 1985 to 1990 he served as Executive Officer for Finance and Administration with North American Beauty Services, Inc., a wholesale and retail distributor of beauty products. From 1990 to 1992, he served as VP of Finance for Innovative Telecom Company, Inc., a telecommunications provider. From 1992 to 1998, he served as a business consultant, financial and tax strategist for companies throughout the New England area.

         During the fiscal year ended December 31, 1999 the Board of Directors of the Company met 4 times. The Board members, during their term in 1999, attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board of Directors on which such person served which were held during the time that such person served.

Key Employees of the Company
----------------------------

         Jean-Luc Lecomte - Vice-President of Internetwork Systems. Mr. Lecomte, who hold master's degrees in engineering and business administration, was most recently at Ares, a major French computer service company. During his tenure at the renowned European computer service firm Ares, Mr. Lecomte served as project leader for several key clients. He was responsible for the installation and maintenance of PCs and LAN at the French Ministry of Foreign Affairs, handling over 3000 desktop and laptop PCs with 20 servers, and serving mission-critical needs of French embassies and consulates abroad. For Ares' client Electricite de France he was in charge of integrating 150 IBM Infinity servers, and of the dispatch and set-up in 26 different locations in France. Before that, Mr. Lecomte was a principal consultant, in Paris, for Tollens Consultants, an IT consulting firm, where he authored a series of studies on software development process, configuration management and quality, and was in charge of the Tollens San Francisco office from 1992-1993. He started his carrer with Schlumberger, the world's leading oil service company, as a Service Field Engineer in Algeria, Morocco, Nigeria and throughout South America. Mr. Lecomte graduated in 1979 from the Institut National des Sciences Appliquees in Lyon, France with an M.S. in Mechanical Engineering, and from the California State University in Hayward, CA in 1987 with a Master of Business Administration, graduating with the Outstanding Academic Achievement Award.

                  Pedro Sanchez - Chief Technical Officer. Mr. Sanchez holds a BS and MS from Miami International University in systems and computer engineering. His extensive background in computer telephony includes programming of call billing systems for DMS-250 and DMS-MTX systems, fax store-and-forward systems ("Econofax") on X.25 networks, and major telco systems design. Mr. Sanchez designed and implemented the first Internet service in the Dominican Republic for Codetel, a GTE telephone company and the major telecom provider on the island. As Codetel's Manager of Business Development for Data Communications, later as All America Cable & Radio's Special Projects Consultant, and lastly as Vice-President of Engineering for MTS, Mr. Sanchez obtained first-hand experience in the design, testing, deployment and management of major telecom network systems.

Committees of the Board of Directors
------------------------------------

         The Board of Directors has appointed an Audit Committee, Compensation Committee and a Stock Option Committee, but has not appointed a standing Nominating Committee.

         The members of the Audit Committee as appointed are Michael Cuzner-Charles and Alexander H. Walker, Jr. During the fiscal year ended December 31, 1999, the Audit Committee did not meet. The Audit Committee is responsible for reviewing financial statements, consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies and internal controls and reviewing the scope of the independent auditors' activities and fees.

         The members of the Compensation Committee are Messrs. Hurwitz, Rosov and Cuzner-Charles. During the fiscal year ended December 31, 1999, the Compensation Committee met 1 time. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the compensation of all officers of the Company and issuances of equity securities of the Company to directors, officers, employees and consultants of the Company.

         The members of the Stock Option Committee are Messrs. Hurwitz, Rosov and Cuzner-Charles. During the fiscal year ended December 31, 1999, the Stock Option Committee did not meet. The Stock Option Committee is responsible for administering the Company's Stock Option/Stock Issuance Plan and granting options thereunder.

Compensation of Directors
-------------------------

         The Company has no standard arrangements pursuant to which directors of the Company are compensated for any services provided as a director except for the Automatic Option Grant Program component of the 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"). Directors who are not current employees of the Company ("non-employee directors") are eligible for the Automatic Option Grant Program component of the 1995 Plan under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of their fair market value on the grant date.

                  Under the Automatic Option Grant Program, each individual who is first elected or appointed as a non-employee Board member will receive a 3,333 share option grant on the date of such election or appointment, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve as a non-employee Board member after the meeting will receive an additional option grant to purchase 833 shares of Common Stock whether or not such individual has been in the prior employ of the Company.

         Each automatic grant will have a term of ten (10) years, subject to the earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee Board member cease prior to vesting in the shares. The initial 3,333 share grant will vest in four equal and successive annual installments over the optionee's period of Board service. Each additional 833 share grant will vest upon the optionee's completion of one year of Board service measured from the grant date. However, each outstanding option will immediately vest upon (1) certain changes in the ownership or control of the Company or (2) the death or disability of the optionee while serving as a Board member.

Compensation of Executive Officers
----------------------------------

         The following table sets forth certain summary information concerning compensation paid or accrued by the Company on behalf of (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose total annual salary and bonus for fiscal year 1999 exceeded $100,000 (the "Named Executive Officers") with respect to services rendered by such persons to the Company and its subsidiaries for each of the fiscal years ended December 31, 1998 and 1999:

                  Summary Compensation Table

                                                                                   Long-Term Compensation
                                                              Other Annual                    Awards
                                              Salary          Compensation            ---Securities---
Name and Principal Position     Year           ($)                 ($)              Underlying Options(#)
---------------------------     ----          ------          ------------         ----------------------
Michael J. Zwebner (1)          1999           -0-              $120,000(2)                 -0-
   Chairman of the Board        1998           -0-              $ 30,000(2)                 -0-
   of Directors
Eugene A. Rosov (3)             1999        $148,961            $112,500(4)                 -0-
   Chief Executive Officer,     1998           -0-                 -0-                      -0-
   President
Clinton H. Snyder, CPA (5)      1999        $120,000               -0-                      -0-
   Chief Financial Officer      1998           -0-                 -0-                      -0-
   and Secretary

-----------
(1)  Mr. Zwebner became Chairman on November 6, 1998.
(2) Mr. Zwebner's compensation is paid under a contract with Overseas Communication, Ltd., a non U. S. company.
(3)  Mr. Rosov became Chief Executive Officer on November 6, 1998
(4)  Paid by the issuance of 50,000 shares on June 8, 1999, at a value of $2.25.
(5) Mr. Snyder became Chief Financial Officer October 6, 1998 and Secretary March 1,1999.

Stock Options
-------------

The Company did not grant any options or stock appreciation rights to the Company's Named Executive Officers during fiscal year 1999.

                   Aggregated Option Exercises in Fiscal 1999
                   and Value of Options at End of Fiscal 1999

         The following table sets forth certain information with respect to the Company's Named Executive Officers concerning unexercised stock options held as of December 31, 1999. No stock options were exercised by such individuals during fiscal year 1999. The Company did not grant any stock appreciation rights during fiscal year 1999 and no such rights were outstanding as of the end of such fiscal year.

                                         Number of Unexercised                     Value of Unexercised
                                         Securities Underlying                         in-the-Money
                                              Options at                                Options at
                                            Fiscal Year-End                        Fiscal Year-End($)(1)
                                   --------------------------------        -----------------------------
Name                                  Exercisable     Unexercisable           Exercisable  Unexercisable
                                   ---------------    -------------        --------------  -------------
Michael J. Zwebner                      -0-                -0-                    -0-            -0-
Eugene A. Rosov                         -0-                -0-                    -0-            -0-
Clinton H. Snyder, CPA                  -0-                -0-                    -0-            -0-


Compliance with Section 16(a) of the Securities Exchange Act of 1934
------------------------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions
----------------------------------------------

The Company engages the services of the Chairman through Overseas
Communications, Ltd. The annual payment is $120,000. Overseas Communications, Ltd. is 33% owned by the Chairman of the Company.

On March 6, 2000, the Company signed a letter of intent to acquire 70% of YAK Communications (USA) Inc. As of June 30, 2000, the Company remains in negotiation on the terms of the acquisition. YAK Communications (USA) Inc. is owned 23% by Charles Zwebner, brother to the Chairman of the Company, 9% by Michael Zwebner, Chairman of the Company and 27% by a group of Canadian investors headed by Anthony Heller, who is the beneficial owner of Helmsbridge Holdings, Ltd.

On March 16, 2000, the Company signed an agreement to purchase a 25% interest in Entertech Media Group, Inc. of Hollywood, CA. Under the terms of the agreement, the Company will exchange 3,000,000 common shares for 3,666,666 shares of Entertech Media common stock. Entertech's Chairman is John Daly, who is a shareholder of the Company.

Information Concerning Certain Stockholders
-------------------------------------------

         The following table sets forth, as of June 30, 2000, the number and percentage of shares of Common Stock beneficially owned (as defined in Rule 13d-3 adopted under the Exchange Act) by (a) all persons known to the Company to own beneficially more than 5% of any class of voting security of the Company,
(b) each of the Company's directors, (c) the Company's officers named in the Summary Compensation Table set forth herein and (d) all directors and executive officers of the Company as a group.

                                                      Common Stock
                                                 -----------------------
                                                   Number    Percentage
                                                 of Shares    of Shares
                                               Beneficially  Beneficially
Name and Address (1)                            Owned(2)(3)   Owned(2)(3)
-----------------------------------------      ------------  ------------

Overseas Communications, Ltd. (4)
46/11 Diskin St
Jerusalem, Israel                                 4,835,670       9.19%

Helmsbridge Holdings Ltd. (5)
c/o Plazacorp Investments
3845 Bathurst St.
Toronto, Ontario, Canada                          3,341,690       6.60%

Eurocap Holdings, Ltd.
5 Page Meadow
London, England                                   4,262,357       8.12%

European Central Ltd.
Twin Towers 2, Rm 201
35 Jabotinsky St.
Ramat Gan 52511 Israel                            5,907,023      11.02%

Arlington Worldwide Ltd.
7 Hatton Garden
London England                                    4,315,234       8.40%

Michael Cuzner-Charles                              375,000          *
David Hurwitz                                       200,000          *
Eugene Rosov                                      1,150,000          *
Clinton H. Snyder                                   500,000          *
Alexander Walker, Jr.                               200,000          *
Michael J. Zwebner  (6)                           5,071,890       9.55%

All directors and executive officers as a
   Group (6 persons) (7)                          7,496,890      14.03%

-------------
* Amount represents less than 1% of the total number of shares of Common Stock outstanding as of June 30, 2000.

(1) Unless otherwise indicated, the stockholder's address is the Company's principal executive offices.

(2) Percentage ownership is based on 50,638,244 shares of Common Stock outstanding as of June 30, 2000, plus any shares issuable pursuant to options or warrants held by the person or class in question which may be exercised within 60 days of June 30, 2000. Only those shares beneficially owned by the person holding such options are included in the outstanding shares for purposes of computing the percentage beneficially owned by that person; such shares are not deemed to be outstanding for purposes of computing any other person's percentage.

(3) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in this table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(4) Michael J. Zwebner owns 33% of this entity, all other owners own less than 10%. The shares listed include 2,000,000 shares issuable upon the exercise of options a $1.00 per common share

(5) The beneficial owner of Helmbridge Holdings Ltd. is Anthony Heller.
(6) Includes 1,611,890 beneficially owned.
(7) Includes options to purchase 2,488,667 shares of common stock.



             II. INCREASE IN THE NUMBER OF SHARES IN THE 1995 STOCK
                           OPTION/STOCK ISSUANCE PLAN

On June 28, 2000, the Board of Directors of the Company adopted,subject to shareholder approval at the Annual Meeting, an amendment to the 1995 Stock Option/Stock Issuance Plan (the "Plan") that will increase the number of shares of Common Stock reserved for future issuance under the Plan by 3,500,000.

         The amendment to increase the share reserve is designed to assure that a sufficient reserve of Common Stock is available under the 1995 Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success, and to more closely align their interests with those of the stockholders.

         The 1995 Plan became effective on November 9, 1995, upon adoption by the Board, and was subsequently approved by the stockholders on November 9, 1995. On March 28, 1997, the Board adopted amendments to the 1995 Plan which were subsequently approved by the stockholders on May 29, 1997. On August 20, 1998, the Board approved an amendment removing individual limits on amounts that may be granted under the Plan.

         The following is a summary of the principal features of the 1995 Plan. However, the summary does not purport to be a complete description of all the provisions of the 1995 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Miami, Florida.

EQUITY INCENTIVE PROGRAMS

         The 1995 Plan contains three (3) separate equity incentive programs:
(i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program, and
(iii) an Automatic Option Grant Program. The principal features of each program are described below. The 1995 Plan (other than the Automatic Option Grant Program) is administered by the Stock Option Committee. The Stock Option Committee acting in such administrative capacity (the "Plan Administrator") has complete discretion (subject to the provisions of the 1995 Plan) to authorize option grants and direct stock issuances under the 1995 Plan. All grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under such program.

SHARE RESERVE

         A total of 307,267 shares of Common Stock has been reserved for issuance over the term of the 1995 Plan, after giving effect to a 1 for 3 reverse split on September 8, 1998. This proposal is intended to increase that number to 3,807,267 shares of common stock.

         The shares issuable under the 1995 Plan may be drawn from shares of the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased on the open market. Should an option expire or terminate for any reason prior to exercise in full, or be cancelled in accordance with the cancellation-regrant provisions under the Plan, the shares subject to the portion of the option not so exercised or cancelled will be available for subsequent issuance under the 1995 Plan. Unvested shares issued under the 1995 Plan and subsequently repurchased by the Company at the original option exercise or share issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1995 Plan.

         In the event any change is made to the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the 1995 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, (iii) the number and/or class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option.

ELIGIBILITY

         Officers and other employees of the Company and its parent or subsidiary corporations, non-employee members of the Board or the board of directors of any parent or subsidiary corporation and consultants and other advisors in the service of the Company or its parent or subsidiary corporations will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

VALUATION

         The fair market value per share of Common Stock on any relevant date under the 1995 Plan will be the closing selling price per share on that date in the market in which the Common Stock is traded.

                       DISCRETIONARY OPTION GRANT PROGRAM

         Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of (10) ten years. The options will generally become exercisable in a series of installments over the optionee's period of service with the Company.

         Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

                 Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

                 Limited stock appreciation rights may be provided to one or more officers or non-employee Board members of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price paid per share of Common Stock paid in connection with the tender offer over (b) the exercise price payable for such share.

         The shares of Common Stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by the Company, at the original exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator will have complete discretion to establish the vesting schedule to be in effect for any such unvested shares and may at any time cancel the Company's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of those shares.

         The Plan Administrator will also have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the lower market price of Common Stock at the time of the new grant.

                             STOCK ISSUANCE PROGRAM

         Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value, payable in cash or check made payable to the Company. Shares may also be issued solely as a bonus for past services.

         The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Option Plan.

                         AUTOMATIC OPTION GRANT PROGRAM

         Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 3,333 shares of Common Stock (the "Initial Grant"), provided such individual has not previously been in the Company's employ. On the date of each Annual Stockholders Meeting after an individual's Initial Grant, each individual who continues to serve as a non-employee Board member will automatically be granted a non-statutory option to purchase an additional 833 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There is no limit on the number of such 833-share option grants any one eligible non-employee Board member may receive over his or her period of Board service.

         Each 3,333-share or 833-share option granted under the Automatic Option Grant Program will have an exercise price per share equal to one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date and a maximum term of ten (10) years measured from the grant date. The option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. Each initial 3,333-share option will vest, and the Company's repurchase right will lapse, in four (4) successive equal annual installments over the optionee's period of Board service, with the first such installment to vest upon completion of one (1) year of Board service measured from the option grant date. Each annual 833-share grant will vest, and the Company's repurchase right will lapse, upon the optionee's completion of one (1) year of Board service measured from the option grant date.

         The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a Board member or should any of the following events occur while the optionee continues in Board service: (i) an acquisition of the Company by merger or asset sale, (ii) the successful completion of a tender offer for more than fifty percent (50%) of the Company's outstanding voting securities, or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership. In addition, upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of Common Stock paid in connection with such tender offer over (b) the exercise price payable for such share.

                               GENERAL PROVISIONS

ACCELERATION

         In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition will accelerate in full, and any unvested shares which do not vest at the time of such acquisition will vest in full, in the event the individual's service with the successor entity is terminated within twelve (12) months following the acquisition. In connection with a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or by contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program and the automatic vesting of all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs, with such acceleration or vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service.

         The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

         The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant and Stock Issuance Programs. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

         The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

STOCK AWARDS AND NEW PLAN BENEFITS

During 1999, the Committee did not grant any stock options. The Committee has not approved any grants that require shareholder approval of the Plan, as amended. On June 28, 2000, on recommendation of the Committee, the Board of Directors approved the following stock option grants together with its price (based on 100% of the day's closing price):

                                         OPTIONS GRANTED
                                            (NUMBER OF       EXERCISE PRICE
   NAME AND TITLE                              SHARES)          PER SHARE
   --------------                         ---------------   ----------------
Eugene A. Rosov
  CEO and President                          2,350,000           $0.4375
Clinton H. Snyder, CPA
  CFO, Secretary                               750,000           $0.4375

The Company cannot currently determine the number of stock options or the type of stock options that may be granted to eligible participants under the Plan, as amended, in the future. Such determinations will be made from time to time by the Committee.

On June 30, 2000, the closing price per share of the Company's Common Stock on the Over the Counter Bulletin Board was $0.4375.

AMENDMENT AND TERMINATION

         The Board may amend or modify the Option Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the Option Plan at any time, and the Option Plan will in all events terminate on October 31, 2005.

OPTION GRANTS

         Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

         Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two (2) holding periods is not satisfied, then a disqualifying disposition will result.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

         An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

         The tax principles applicable to direct stock issuances under the 1995 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

                              ACCOUNTING TREATMENT

         Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant will not result in any charge to the Company's earnings, but the Company must disclose, in the notes to the Company's financial statements, the pro-forma impact those option grants would have upon the Company's reported earnings were the value of those options treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

         Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                              STOCKHOLDER APPROVAL

         The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the 1995 Plan. Should such stockholder approval not be obtained, then any options granted on the basis of the 3,500,000-share increase which forms part of this Proposal II will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. The 1995 Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the 1995 Plan prior to the amendment until the available reserve of Common Stock under the 1995 Plan as last approved by the stockholders is issued.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1995 PLAN.

                    III. APPOINTMENT OF INDEPENDENT AUDITORS

         The Company's independent auditors for the fiscal year ended December 31, 1999, were Mayer Rispler & Company, P.C., Brooklyn, New York. The Board of Directors of the Company has recommended that Mayer Rispler & Company, P.C. be reappointed to serve as independent auditors for the Company for the fiscal year ending December 31, 2000. The Board of Directors considers Mayer Rispler & Company, P.C. to be eminently qualified. Mayer Rispler & Company, P.C. have served as the Company's auditors since December 31, 1998.

         Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

         The Board of Directors recommends that stockholders vote FOR ratification of the selection of Mayer Rispler & Company, P.C. to examine the financial statements of the Company for the Company's fiscal year ending December 31, 2000. It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

         A representative of Mayer Rispler & Company, P.C. will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                                IV. OTHER MATTERS

         The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                IV. MISCELLANEOUS

         If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted IN FAVOR of the nominees proposed by the Board of Directors in the election of directors and FOR the ratification of the Board of Directors' selection of independent auditors for the Company.

         All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

         It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals
---------------------

         Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company by March 14, 2001 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting. In the event that a stockholder fails to notify the Company by May 26, 2001 of an intent to be present at the Company's 2001 Annual Meeting of Stockholders in order to present a proposal for a vote, the Company will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

Annual Report on Form 10-KSB
----------------------------

         A copy of the Company's Annual Report on Form 10-KSB, including the financial statements and financial statement schedules for the fiscal year ended December 31, 1999, which has been filed with the Securities and Exchange Commission, is being included with the mailing of this Proxy Statement.

Miami, Florida

July 13, 2000

                             TALK VISUAL CORPORATION

            PROXY -- Annual Meeting of Stockholders -- July 27, 2000

         The undersigned, a stockholder of TALK VISUAL CORPORATION, does hereby appoint MICHAEL J. ZWEBNER, EUGENE A. ROSOV and CLINTON H. SNYDER, or any of them, his proxies, with full power of substitution or resubstitution, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, July 27, 2000, at 10:00 A.M., local time, or at any adjournment thereof, upon such matters as may properly come before the meeting.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

1.  Election of Directors, FOR all nominees listed below  |_|                    WITHHOLD AUTHORITY |_|
    (except as marked to the contrary below)                                     to vote for all nominees listed below

           Michael Cuzner-Charles, David B. Hurwitz, Eugene A. Rosov, Clinton H. Snyder, Alexander H. Walker, Jr. and Michael J. Zwebner

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


2   Proposal for amendment to the 1995 Stock Option/Stock Issuance Plan.
    FOR |_|    AGAINST |_|    ABSTAIN |_|


3. Ratification of appointment of Mayer Rispler & Company, P.C. as independent auditors for the fiscal year ending December 31, 2000.
    FOR |_|    AGAINST |_|    ABSTAIN |_|



               (Continued and to be completed on the Reverse Side)

(Continued From Other Side)

                 The Board of Directors favors a vote "FOR" each item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

                       Dated:_________________________________________, 2000



                       ________________________________________________(L.S.)



                       ________________________________________________(L.S.)
                                 Stockholder(s) Sign Here

                        PLEASE MARK, SIGN, DATE AND FAX THIS PROXY CARD PROMPTLY TO 305-572-0586.